UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

CNX Coal Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-37456	47-3445032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices and zip code)

(724) 485-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 30, 2015, CNX Coal Resources LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, CNX Coal Resources GP LLC (the “General Partner”), CONSOL Energy Inc. (“CONSOL”), CNX Operating LLC (“Operating”), CNX Thermal Holdings LLC (“Coal Sub” and, together with the Partnership, the General Partner, CONSOL and Operating, the “Partnership Parties”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and the purchase by the Underwriters, of 5,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $15.00 per Common Unit ($14.10 per Common Unit, net of the underwriting discount). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 750,000 Common Units (the “Additional Units”) on the same terms.

The material terms of the Offering are described in the prospectus, dated June 30, 2015 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on July 1, 2015 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-203165), initially filed by the Partnership with the Commission on April 1, 2015.

The Underwriting Agreement contains customary representations, warranties, obligations and agreements of the parties, customary conditions to closing and customary termination provisions. The closing of the Offering is conditioned upon the closing of the concurrent Private Placement (as defined below). The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering is expected to close on July 7, 2015. As described in the Prospectus, the Partnership intends to distribute all of the net proceeds of approximately $66.0 million from the Offering of the Firm Units, after deducting the underwriting discount, structuring fees and the estimated offering expenses, to CONSOL.

The Partnership intends to use any net proceeds from the exercise of the Underwriters’ Option to purchase Additional Units to make a cash distribution to CONSOL.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, various investment banking and other commercial dealings with us and our affiliates for which they have received, and may in the future receive, customary fees and commissions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Amendment to Private Placement Purchase Agreement

On June 30, 2015, the Partnership entered into an Amendment (the “Private Placement Amendment”) to the Common Unit Purchase Agreement, dated June 25, 2015 (the “Original Private Placement Purchase Agreement” and, as amended, the “Private Placement Purchase Agreement”), with certain funds (each a “Purchaser” and, collectively, the “Purchasers”) managed by Greenlight Capital, Inc. and/or its affiliates (“Greenlight Capital”). In accordance with the Private Placement Purchase Agreement, the Partnership will issue and sell an aggregate of 5,000,000 Common Units to the Purchasers for a cash purchase price of $15.00 per Common Unit in a privately negotiated transaction (the “Private Placement”), for an aggregate offering price of $75,000,000. The Private Placement Amendment amended the Original Private Placement Purchase Agreement by adding three additional funds managed by Greenlight Capital that will be Purchasers under the Private Placement Purchase Agreement. The Private Placement is expected to close on July 7, 2015.

The material terms of the Private Placement are described in the Prospectus. The Common Units will be issued to the Purchasers in the Private Placement pursuant to the Private Placement Purchase Agreement in a transaction exempt from registration under Section 4(a)(2) of the Securities Act.

The Private Placement Purchase Agreement contains customary terms for private placements by public companies, including customary representations, warranties and covenants. The closing of the Private Placement is conditioned upon the closing of the Offering and the satisfaction of other closing conditions, including receipt of certain closing deliverables.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Original Private Placement Purchase Agreement and the Private Placement Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Sales of Unregistered Units

The information regarding the Private Placement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Private Placement will be undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2015, James E. Altmeyer, Sr., Michael L. Greenwood and Jeffrey L. Wallace became members of the Board of Directors of the General Partner (the “Board”). Messrs. Altmeyer, Greenwood and Wallace also became members of the Audit Committee of the Board.

There are no arrangements or understandings between Messrs. Altmeyer, Greenwood and Wallace and any other persons pursuant to which Messrs. Altmeyer, Greenwood and Wallace were selected as directors. Messrs. Altmeyer, Greenwood and Wallace do not have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Messrs. Altmeyer, Greenwood and Wallace will each receive an annual compensation package, which will initially consist of an annual cash retainer of $60,000 and an annual equity-based award granted under the Partnership’s long-term incentive plan having a value as of the grant date of approximately $60,000. Further, Messrs. Altmeyer, Greenwood and Wallace will be indemnified for their actions associated with being directors to the fullest extent permitted under Delaware law and will be reimbursed for all expenses incurred in attending to their duties as a director.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of June 30, 2015, by and among CNX Coal Resources LP, CNX Coal Resources GP LLC, CONSOL Energy Inc., CNX Operating LLC and CNX Thermal Holdings LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

10.1	Common Unit Purchase Agreement, dated as of June 25, 2015, by and among CNX Coal Resources LP, Greenlight Capital, LP, Greenlight Capital Qualified, LP and Greenlight Capital (Gold), LP (incorporated by reference to Exhibit 10.12 to Amendment No. 7 to CNX Coal Resources LP’s Registration Statement on Form S-1 (File No. 333-203165), filed with the Securities and Exchange Commission on June 26, 2015)

10.2*	Amendment to Common Unit Purchase Agreement, dated as of June 30, 2015, by and among CNX Coal Resources LP, Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Coal (GCOP), LLC, Greenlight Coal (GGOM), LLC and Greenlight Coal (GLRE), LLC

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX COAL RESOURCES LP

	By:	CNX Coal Resources GP LLC, its general partner

Dated: July 6, 2015	By:	/s/ Martha A. Wiegand
Martha A. Wiegand
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of June 30, 2015, by and among CNX Coal Resources LP, CNX Coal Resources GP LLC, CONSOL Energy Inc., CNX Operating LLC and CNX Thermal Holdings LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

10.1	Common Unit Purchase Agreement, dated as of June 25, 2015, by and among CNX Coal Resources LP, Greenlight Capital, LP, Greenlight Capital Qualified, LP and Greenlight Capital (Gold), LP (incorporated by reference to Exhibit 10.12 to Amendment No. 7 to CNX Coal Resources LP’s Registration Statement on Form S-1 (File No. 333-203165), filed with the Securities and Exchange Commission on June 26, 2015)

10.2*	Amendment to Common Unit Purchase Agreement, dated as of June 30, 2015, by and among CNX Coal Resources LP, Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Coal (GCOP), LLC, Greenlight Coal (GGOM), LLC and Greenlight Coal (GLRE), LLC

*	Filed herewith.